Exhibit 21.1

CHINA XD PLASTICS COMPANY LIMITED

List of Subsidiaries

Company Name	Jurisdiction of Incorporation
Favor Sea (US) Inc.	New York, United States of America
Favor Sea Limited	British Virgin Islands
Hong Kong Engineering Plastics Company Limited	Hong Kong
Harbin Xinda Macromolecule Material Co., Ltd.	People’s Republic of China
Harbin Xinda Macromolecule Materials Research Center Co., Ltd.	People’s Republic of China
Harbin Xinda Macromolecule Material Engineering Center Co., Ltd.	People’s Republic of China
Heilongjiang Xinda Software Development Co., Ltd.
Harbin Xinda Macromolecule Materials Testing Technical Co., Ltd
Harbin Meiyuan Enterprise Management Service Company Limited
U.S. China XD Plastics Company Limited Harbin Representative Office
Heilongjiang Xinda Enterprise Group Technology Center  Company Limited
Heilongjiang Xinda Enterprise Group  Company Limited
Haikou Xinda Plastics New Materials Company Limited
Haikou Xinda Plastics New Materials Enterprise Technical Center Company Limited
Haikou Xinda Software Development Company Limited
Harbin Xinda Plastics Material Research Center Company Limited
Hong Kong Engineering Plastics Company Limited Harbin Representative Office

People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China
People’s Republic of China